Exhibit 99.1

CHINA BIOPHARMACEUTICALS HOLDINGS


www.cbioinc.com
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FOR IMMEDIATE RELEASE:                        CONTACT:
                                              Chris Peng Mao, CEO
                                              86-10-85251616
                                              info@cbioinc.com

                                              Brian Rafferty
                                              212-889-4350
                                              brian.rafferty@taylor-rafferty.com

                        China Biopharmaceuticals Reports:
                    o Appointment of Ray Zhong as SVP Finance
                          o Relocation of HQ to Beijing
                o Strategic and Operational Initiatives on Track


BEIJING,  China, July 20, 2006 -- China  Biopharmaceuticals  Holdings, Inc. (OTC
BB: CHBP), a leading Chinese pharmaceutical company focused on the development, manufacturing and distribution of innovative drugs in China, has announced a significant senior management appointment, the relocation of its corporate headquarters to Beijing, and an update of strategic and operational progress.

Ray (Rui) Zhong joins CHBP as Senior Vice President, Finance and Business Development, bringing to their management team an impressive background in entrepreneurial and academic roles, including a Ph.D in Finance from Cornell University.

Ray will be based in the company's new corporate headquarters in Beijing. The purpose of the relocation is to more efficiently coordinate CHBP's expansion in Northern China and new drug efforts and to work more effectively with strategic partners in the process of building CHBP's presence across China. The previous head office location in Nanjing will now operate as the regional headquarters, servicing customers in eastern and southern China

Chris Mao, CBH CEO, stated, "We welcome Ray to our senior management team and look forward to his assistance in achieving our strategic goals and building shareholder value. We are encouraged by our progress to date. From our businesses in hand, we expect to earn approximately at least $0.10 per share based on the currently outstanding number of common shares over the coming twelve months. On top of this, our prospects for near term organic and acquisitive growth remain very appealing, and we remain on track to seize the opportunities of China's pharmaceutical marketplace."


Beijing Headquarters Information:
Suite 602, China Life Tower
16 Chaowai Street, Chaoyang Dist.
Beijing, China 100020
Tel: 86-10-85251616
     86-10-85253883
Fax: 86-10-85253882

About China Biopharmaceuticals Holdings

China Biopharmaceutical Holdings, Inc (CBH) is a research driven pharmaceutical company dedicated to the discovery, development, manufacturing and marketing of small and large molecule pharmaceutical products, including medicines, vaccines, and active pharmaceutical ingredients for various categories of diseases.




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CBH is a US public company with  operating  subsidiaries  and senior  management based in China.

For the year ended December 31, 2005, CBH reported in its 10K filed with the US Securities and Exchange Commission revenues of $31 million, operating income of $2.7 million and net income of $960,685.

For further information, please visit our website at www.cbioinc.com.

Safe Harbor Statement
The statements contained herein that are not historical facts are "forward looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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